EXHIBIT 99.1

                              STATEMENT PURSUANT TO

                             18 U.S.C. SECTION 1350

                                 AS REQUIRED BY

                  SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the Quarterly Report of ePHONE Telecom, Inc. (the "Company") on Form 10-QSB for the quarter ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify that to the best of our knowledge.

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial position and results of operations of the Company.

May 20, 2003    /s/Carmine Taglialatela
                --------------------------------------
                Carmine Taglialatela
                President (Principal Executive Officer)


May 20, 2003   /s/ Charlie Rodriguez
              ----------------------------
               Charlie Rodriguez
               Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.